EXHIBIT 23.1
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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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I hereby consent to the incorporation by reference in the March 31, 2000,
Form 10-K of Commerce Group Corp., its Joint Venture, and its subsidiaries of my report dated May 10, 2000, which appears in the annual report on Form 10-K for the year ended March 31, 2000.


Bruce Michael Redlin
Certified Public Accountant

/s/ Bruce Michael Redlin
Milwaukee, Wisconsin
May 10, 2000